UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2018

Simlatus Corp.

(Exact name of Company as specified in its charter)

Nevada	000-53276	20-2675800
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
175 Joerschke Dr., Suite A Grass Valley, CA 95945
(Address of principal executive offices)

Phone: (530) 205-3437
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Information

Effective May 12, 2018, the Board of Directors of the Corporation authorized the Debt Settlement Agreement with Asher Enterprises, Inc., regarding the original note dated September 16, 2011 in the amount of $40,000, whereas the note was amended April 4, 2013. Pursuant to the note, Asher is able to convert the principal amount and accrued interest into shares of common stock of SIML at a 55% discount to the market price, subject only to the limitation that Asher not convert and be a beneficial owner of more than 4.99% of SIML outstanding shares at any one time. As of May 12, 2018 the balance of the Asher note with accrued interest was $37,492, which represents 749,835,788 shares or 17.15% of the total outstanding shares. The Board of Director has settled this payment in full, for the amount of $26,000. Asher Enterprises, Inc. has accepted the payment and the note has been paid off in full. The Debt Settlement Agreement between both parties is binding, and has agreed to settle finally and forever any and all claims between them of nature whatsoever from any and all liability or damages of any kind, known or unknown, in contract or in tort.

ITEM 9.0 Financial Statements and Exhibits

INDEX TO EXHIBITS

Exhibit No	Description
10.1	Board Resolution to Debt Settlement Agreement
10.2	Debt Settlement Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2018

Simlatus Corporation

By: /s/Robert Stillwaugh
Robert Stillwaugh, Chairman and CEO